  Exhibit (99)

Press Release

GE Announces Reorganization of Financial Services;
GE Capital to Become Four Separate Businesses

     FAIRFIELD, Conn.--(BUSINESS WIRE)--July 26, 2002--GE Chairman and CEO Jeff Immelt today announced organization changes that will result in GE Capital, the Company's diversified financial services business, becoming four separate GE financial services businesses.

    Effective August 1, 2002, GE Capital will become GE Commercial Finance, GE Insurance, GE Consumer Finance and GE Equipment Management. Each of the businesses will report directly to Immelt and GE Vice Chairman Dennis Dammerman, who has oversight for GE Capital.

    "The reason for doing this is simple - I want more direct contact with the financial services teams," Immelt said. "GE's financial businesses generate 40 percent of the Company's earnings. They have been an important part of GE's growth for decades, offering tremendous diversity of financial services, great leadership and the best people in the industry. To build on this success, it now makes sense to operate these businesses even more effectively.

    "These four new financial services businesses have great breadth and the resources to deliver globally," Immelt said. "They have similar customers, processes and opportunities for greater sharing. With this simplified structure, the leaders of these four businesses will interact directly with me, enabling faster decision making and execution.

    "The organization and leadership will be aligned with their natural markets," Immelt said. "This will create a clearer line of sight on how our financial services businesses operate and enhance growth. Our external reporting will mirror this organizational structure, providing greater clarity for investors."

    Named to lead the four financial businesses are: Michael A. Neal, President and CEO, GE Commercial Finance; David R. Nissen, President and CEO, GE Consumer Finance; Arthur H. Harper, President and CEO, GE Equipment Management; and Michael D. Fraizer, President and CEO, GE Insurance.

    To ensure the same rigorous level of financial stewardship, several critical and shared GE Capital Corporate functions including Risk Management, Capital Markets, Controllership, Tax and Treasury, will remain intact. GE Capital Services, Inc. and GE Capital Corporation will remain as legal entities and continue as the major borrowers of funds necessary to support all of GE's financial services activities. Their boards will continue as platforms for reviews of operations, transactions and capital allocation among the four financial services businesses. Dammerman will be chairman and James A. Parke will be vice chairman of both boards. Parke also has been promoted to a GE Senior Vice President and, in addition to his current responsibilities as GE Capital Chief Financial Officer, will oversee GE Equity and GE Information Technology Solutions.

    GE Capital Chairman and CEO Denis J. Nayden's plans include creating a financial services advisory company. In this regard, he will continue to serve as a senior advisor to Immelt and the GE Capital Board on business development and other matters.

    "Denis Nayden is a great leader and a big reason for GE Capital's outstanding performance," Immelt said. "He and the Capital Corporate team are to be commended for creating smart, entrepreneurial, and disciplined teams that have made GE the leader in key financial industries.

    "I want to thank Denis for building such a strong record of performance and financial integrity at GE Capital over the past 25 years, and I am extremely pleased that he has agreed to continue in a key role," Immelt said. "Denis' extensive expertise, financial acumen and industry knowledge will be invaluable to me as we continue to grow."

    Nayden said: "Leading GE Capital has been a tremendous professional and personal experience, especially having had the opportunity to work with a fabulous team of energized, talented people. By creating four financial services businesses, each with a strong leader, we are fulfilling Jeff's vision of customer centricity by creating a leaner, faster, more efficient operation. I look forward to continuing a strong relationship with the Company."

    Current GE Capital businesses will be organized into the new structure as follows:

  GE Commercial Finance: Aviation Services, Commercial Equipment Financing, Commercial Finance, Healthcare Financial Services, Real Estate, Structured Finance Group, Vendor Financial Services

  GE Equipment Management: Fleet Services, Rail Services, TIP/Mod Space, European Equipment Management, Penske Truck Leasing

  GE Consumer Finance: Card Services, Global Consumer Finance

  GE Insurance: Employer's Reinsurance, Financial Assurance, Financial Guaranty Insurance, Mortgage Insurance

    GE will continue its practice of expanded financial disclosure covering these businesses.

    "We have a talented financial leadership team in place representing decades of experience with GE Capital, and a deep bench supporting them." Immelt said. "Mike Neal brings a great history of deal making and strong leadership. Mike Fraizer's industry knowledge and talents have helped create a thriving global consumer insurance business. Included in the Insurance segment will be Employers Reinsurance Corporation, which will continue to be led by Ron Pressman. Art Harper brings a legacy of excellent operational depth, experience and management. Dave Nissen's strategic perspective and leadership have helped him build a global consumer finance business literally from the ground up.

    "I have envisioned having more direct contact with our financial services team since I became chairman and CEO last September," Immelt said. "GE Capital is positioned for another year of double-digit growth. Our businesses and portfolio, as well as our processes and procedures, are in great shape. The performance of our Company remains on track for 2002."

    GE (NYSE: GE) is a diversified technology and services company dedicated to creating products that make life better. From aircraft engines and power generation to financial services, medical imaging, television programming and plastics, GE operates in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at http://www.ge.com/

    Caution Concerning Forward-Looking Statements

    This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in GE's filings with the Securities and Exchange Commission.

    --30--rc/ny*

    CONTACT: General Electric, Fairfield
             David Frail, 203/373-3387
             david.frail@corporate.ge.com